UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011 (February 23, 2011)

CAPITOL BANCORP LIMITED

(Exact name of registrant as specified in its charter)

Michigan	001-31708	38-2761672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Capitol Bancorp Center
200 N. Washington Square, Lansing, MI
(Address of principal executive offices)

48933
(Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 23, 2011, Capitol Bancorp Ltd. (“Capitol”) reconvened its special meeting of holders of its common stock (the “Special Meeting”) which was previously convened and adjourned on January 31, 2011.  At the record date for the Special Meeting, December 23, 2011, there were 21,614,856 shares of common stock outstanding and entitled to vote.  At the Special Meeting, 16,920,134 shares of common stock (78.28%) were represented in person or by proxy and, accordingly, a quorum was present.  Proposals Two and Three, which were originally set forth in the proxy statement for the Special Meeting, were no longer necessary as the result of Capitol’s transfer to the OTCQB market tier for OTC traded companies and, consequently, those proposals were eliminated for the reconvened Special Meeting.  The proposals, as set forth in the proxy statement for the Special Meeting, that were presented and voted on are as follows:

Proposal One: Approval to Amend Capitol’s Articles of Incorporation to Increase the Authorized Shares of Capital Stock

Number of Votes Cast in Favor of the Proposal:  13,702,986
Votes Against the Proposal:  1,285,584
Abstentions:  183,437
Number of Broker Non-Votes:  None

Proposal Four: Approval to Amend Capitol’s Articles of Incorporation to Effect a Future Reverse Stock Split

Number of Votes Cast in Favor of the Proposal:  13,943,554
Votes Against the Proposal:  1,031,595
Abstentions:  196,858
Number of Broker Non-Votes:  None

Proposal Five: Approve the Authority to Adjourn, Postpone or Continue the Special Meeting

Number of Votes Cast in Favor of the Proposal  13,954,406
Votes Against the Proposal:  933,524
Abstentions:  284,077
Number of Broker Non-Votes:  None

A copy of Capitol’s announcement of the voting results is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1  Press Release of Capitol Bancorp Limited dated February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LIMITED

Date: February 24, 2011	By:	/s/ Cristin K. Reid
Cristin K. Reid
Corporate President

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 24, 2011

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